UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2008

iROBOT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51598	77-0259335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Crosby Drive, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 430-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2008, John J. Leahy began his employment with iRobot Corporation (the "Company") as its Executive Vice President, Chief Financial Officer and Treasurer. In connection with his employment, Mr. Leahy and the Company have entered into an executive agreement and an indemnification agreement, the forms of which are attached as exhibits to the Company’s annual report on Form 10-K and are incorporated herein by reference. Mr. Leahy will receive an annual base salary of approximately $350,000 and will receive a 2008 bonus under the Company’s Senior Executive Incentive Compensation Program equal to 65% of his total base compensation earned in 2008. In addition, subject to the approval of the Board of Directors, on the last day of the fiscal month in which he begins his employment (the "Grant Date"), Mr. Leahy will be granted a stock option exercisable for 200,000 shares of the Company’s common stock at the closing price on the Grant Date and 60,000 restricted stock units. The stock option will vest 25% on the first anniversary of the Grant Date and quarterly over the following three years, and the restricted stock units will vest 25% on each anniversary of the Grant Date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iROBOT CORPORATION

June 9, 2008	By:	/s/ Glen D. Weinstein

Name: Glen D. Weinstein
Title: General Counsel and Secretary